Exhibit 24.2

AEP TEXAS INC.
POWER OF ATTORNEY

Each of the undersigned directors or officers of AEP TEXAS INC., a Delaware corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933 , as amended (the “Act” ), one or more Registration Statements for the registration there under of up to $250,000,000 aggregate principal amount of senior secured system restoration bonds to be issued by AEP Texas Restoration  Funding LLC, a wholly-owned subsidiary of the Company, or one or more post-effective Registration Statements , does hereby appoint. NICHOLAS K. AKINS, BRIAN X. TIERNEY, JULIA A. SLOAT and RENEE V. HAWKINS, his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the  others,  and  with  full power of substitution or resubstitution , to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter  the  Registration  Statement(s)  or  the  related  Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed there with and  any and all instruments necessary or incidental in connection there with, hereby granting unto said attorneys and each of them full  power and authority to do and perform  in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and  purposes  as  each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF the undersigned have here unto set their  hands  and seals this 22 nd day of May, 2019.

/s/ Nicholas K. Akins		/s/ Lana L. Hillebrand
Nicholas K. Akins	L.S.	Lana L. Hillebrand	L.S.

/s/ Lisa M. Barton		/s/ Mark C. McCullough
Lisa M. Barton	L.S.	Mark C. McCullough	L.S.

/s/ Paul Chodak, III		/s/ Charles R. Patton
Paul Chodak, III	L.S.	Charles R. Patton	L.S.

/s/ David M. Feinberg		/s/ Brian X. Tierney
David M. Feinberg	L.S.	Brian X. Tierney	L.S.